Exhibit 5.1

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center, 666 Third Avenue
New York, New York 10017

212 935 3000
212 983 3115 fax

August 31, 2006

Majesco Entertainment Company
160 Raritan Center Parkway
Edison, New Jersey 08837

Ladies and gentlemen:

We have acted as counsel for Majesco Holdings Inc., a Delaware corporation (the ‘‘Company’’), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-135463) (the ‘‘Registration Statement’’) filed with the Securities and Exchange Commission (the ‘‘Commission’’) on June 29, 2006 under the Securities Act of 1933, as amended (the ‘‘Act’’), for registration under the Act of up to:

•	116,442 shares of common stock that were issued to Terminal Reality Inc. pursuant to an Agreement and Release in settlement for amounts claimed to be owed.

As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that the 116,442 shares of common stock, as such shares are described in the immediately preceding paragraph, were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption ‘‘Legal Matters’’ in the Prospectus which is a part of the Registration Statement.

Reference is made to the section of the Registration Statement entitled ‘‘Legal Matters’’ for a description of ownership of the Company's securities by members of this firm.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.